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                        AGREEMENT AND PLAN OF REORGANIZATION

                                    by and among

                               PUMA TECHNOLOGY, INC.
                               a Delaware corporation
                                      ("Puma")

                        PACIFICTECH ACQUISITION CORPORATION,
                      a Delaware corporation and wholly-owned
                                subsidiary of Puma,

                                        and

                                  SOFTMAGIC CORP.,
                               a Florida corporation

                                Dated July 27, 1998


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                         AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of July 27, 1998, by and among Puma Technology, Inc., a Delaware corporation ("Puma"), PacificTech Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Puma ("Sub") and SoftMagic Corp., a Florida corporation ("SoftMagic").

                                      RECITALS

     WHEREAS, the Boards of Directors of Puma, Sub and SoftMagic deem it advisable and in the best interests of each corporation and its respective stockholders that Puma and SoftMagic combine in order to advance the long-term business interests of Puma and SoftMagic;

     WHEREAS, the combination of Puma and SoftMagic shall be effected by the terms of this Agreement through a transaction (the "Merger") in which SoftMagic will merge with and into Sub, SoftMagic will become a wholly-owned subsidiary of Puma and the shareholders of SoftMagic will become stockholders of Puma;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a purchase.

                                     AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                     ARTICLE I

                                     THE MERGER

     Section 1.1 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement and the applicable provisions of the laws of the state of Delaware and the state of Florida, a Certificate of Merger (the "Certificate of Merger") in such form as is required by the relevant provisions of the Delaware General Corporation Law (the "GCL") shall be duly prepared and executed and shall be delivered to the Secretary of State of the State of Delaware for filing as soon as practicable on or after the Closing Date (as defined in Section 1.2) and Articles of Merger in such form as is required by the relevant provisions of the Florida Business Corporation Act (the "FBCA") shall be duly prepared and executed and shall be delivered to the Secretary of

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State of the State of Florida for filing as soon as practicable on or after the Closing Date. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

     Section 1.2 CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m., Puma Time, no later than July 31, 1998, or, if all of the conditions to the obligations of Puma and SoftMagic to consummate the Merger have not been satisfied or waived by such date or such consummation is administratively infeasible on such date, on such later date mutually agreeable to Puma and SoftMagic as soon as practical after the satisfaction or waiver as provided in Article VII of all conditions to the obligations of Puma and SoftMagic to consummate the Merger or as such consummation becomes administratively feasible (the "Closing Date"), at the offices of Gray Cary
Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, CA 94301 unless another date or place is agreed to in writing by Puma and SoftMagic.

     Section 1.3    EFFECTS OF THE MERGER.

            (a) At the Effective Time (i) the separate existence of SoftMagic shall cease, and SoftMagic shall be merged with and into Sub (the "Surviving Corporation"), (ii) the Certificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation, and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation. (Sub and SoftMagic are sometimes referred to herein as the "Constituent Corporations.")

            (b)       At and after the Effective Time, the Surviving
Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.

     Section 1.4 DIRECTORS AND OFFICERS. The directors and officers of Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each of whom will hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.
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                                     ARTICLE II

                               MERGER CONSIDERATIONS

     Section 2.1 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of SoftMagic or capital stock of Sub:

            (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one (1) fully paid and nonassessable share of Common Stock, $.01 par value, of the Surviving Corporation.

            (b)       EXCHANGE RATIO FOR SOFTMAGIC COMMON STOCK. Subject to
Section 2.2, each issued and outstanding share of Common Stock, $.01 par value, of SoftMagic ("SoftMagic Common Stock"), other than Dissenting Shares (as defined in Section 2.5), shall be converted into the right to receive 2.342 (the "Exchange Ratio") fully paid and nonassessable shares of Common Stock, $.001 par value, of Puma ("Puma Common Stock"), which amounts shall be subject to adjustment pursuant to Section 2.1(c) below and to reflect any stock split or stock dividend effected between the date of this Agreement and the Effective Time. All such shares of SoftMagic Common Stock when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Puma Common Stock and any cash in lieu of fractional shares of Puma Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with this Article II.

            (c) ADJUSTMENT OF EXCHANGE RATIO. On the Closing Date, if the Fair Market Value (as defined below) of Puma Common Stock (i) is equal to or greater than seven dollars ($7.00) per share, the Exchange Ratio shall be adjusted to equal 2.221; or (ii) is equal to or less than four dollars and eighty cents ($4.80) per share, the Exchange Ratio shall be adjusted to equal
2.688. The term "Fair Market Value" as used herein shall mean the average of the closing prices of Puma Common Stock for the ten (10) trading days preceding the Closing Date as reported on the Nasdaq National Market ("NNM").

     Section 2.2 EXCHANGE OF CERTIFICATES. The procedures for exchanging outstanding shares of SoftMagic Common Stock for Puma Common Stock pursuant to the Merger are as follows:

            (a) EXCHANGE AGENT. Promptly after the Effective Time, Puma shall deposit with an exchange agent designated by Puma (the "Exchange Agent"), for the benefit of the holders of shares of SoftMagic Common Stock, for exchange in accordance with this Section 2.2 through the Exchange Agent, certificates representing the shares of Puma Common Stock issuable pursuant to Section 2.1 less the Escrow Shares, as defined in Section 2.4 (such shares of Puma Common Stock deposited with the Exchange Agent, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), in exchange for outstanding shares of SoftMagic Common Stock.

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            (b)       EXCHANGE PROCEDURES. As soon as reasonably practicable
after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of SoftMagic Common Stock (each a "Certificate," and collectively, the "Certificates") whose shares were converted pursuant to
Section 2.1 into the right to receive shares of Puma Common Stock (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Puma and SoftMagic may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Puma Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Puma, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Puma Common Stock which such holder has the right to receive pursuant to the provisions of Section 2.1(b) less such holder's pro rata portion of the Escrow Shares, and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of SoftMagic Common Stock which is not registered in the transfer records of SoftMagic, a certificate representing the proper number of shares of Puma Common Stock may be issued to a transferee if the Certificate representing such SoftMagic Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Puma Common Stock and cash in lieu of any fractional shares of Puma Common Stock as contemplated by this Section 2.2.

            (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Puma Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Puma Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Puma Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Puma Common Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Puma Common Stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Puma Common Stock.

            (d)       NO FURTHER OWNERSHIP RIGHTS IN SOFTMAGIC COMMON STOCK.
All shares of Puma Common Stock issued upon the surrender for exchange of shares of SoftMagic Common

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Stock in accordance with the terms hereof (including any cash paid pursuant to subsection (c) or (e) of this Section 2.2 and the Escrow Shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of SoftMagic Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of SoftMagic Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.2.

            (e) NO FRACTIONAL SHARES. No certificate or scrip representing fractional shares of Puma Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Puma. Notwithstanding any other provision of this Agreement, each holder of shares of SoftMagic Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Puma Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Puma Common Stock multiplied by the average of the last reported sale prices of Puma Common Stock, as reported on NNM, on each of the ten (10) trading days immediately preceding the date of this Agreement.

            (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the shareholders of SoftMagic for one (1) year after the Effective Time shall be delivered to Puma, upon demand, and any shareholders of SoftMagic who have not previously complied with this Section 2.2 shall thereafter look only to Puma for payment of their claim for Puma Common Stock, any cash in lieu of fractional shares of Puma Common Stock, and any dividends or distributions with respect to Puma Common Stock.

            (g) NO LIABILITY. Neither Puma nor SoftMagic shall be liable to any holder of shares of SoftMagic Common Stock or Puma Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (h) LOST CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Puma shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Puma Common Stock issuable in exchange therefor pursuant to the provisions of Article II of this Agreement, together with cash, if any, in lieu of fractional shares in accordance with Section 2.2(e) hereof. The Board of Directors of Puma may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Puma an indemnity agreement against any claim that may be made against Puma with respect to the Certificate alleged to have been lost, stolen or destroyed.

     Section 2.3 CASH CONSIDERATION. At the Effective Time, Puma shall to deliver to the holders of SoftMagic Common Stock an aggregate of One Million Dollars ($1,000,000) (the "Cash Consideration"), less the Cash Escrow, as defined in Section 2.4, as set forth in

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SCHEDULE 2.3 hereto ("Cash Consideration Schedule").  The Cash Consideration
will be paid pro rata to the holders of SoftMagic Common Stock based on the number of shares held.

     Section 2.4 ESCROW. At the Closing, Puma will deduct from the Cash Consideration deliverable to the shareholders of SoftMagic pursuant to
Section 2.3 and from the number of shares of Puma Common Stock deliverable to the shareholders of SoftMagic pursuant to Section 2.1(b) and will deposit into escrow (the "Escrow") (i) an amount of cash equal to ten percent (10%) of Cash Consideration (the "Cash Escrow") to be delivered to the shareholders of SoftMagic pursuant to Section 2.3 and (ii) certificates representing ten percent (10%) of the shares of Puma Common Stock issuable to the shareholders of SoftMagic pursuant to Section 2.1(b) in the Merger on a pro rata basis (the "Escrow Shares"). The "Cash Escrow" and the "Escrow Shares" shall collectively be referred to herein as the "Escrow Fund." The Escrow Fund shall be held by U.S. Bank Trust National Association or such other party as Puma and SoftMagic shall mutually determine (the "Escrow Agent") in accordance with and subject to the provisions of an Escrow Agreement substantially in the form of EXHIBIT A hereto (the "Escrow Agreement"). The Escrow Fund shall be held as collateral for the indemnification obligations of the persons who were shareholders of SoftMagic immediately prior to the Effective Time under Article IX of this Agreement.

     Section 2.5 APPRAISAL RIGHTS. Any shares of SoftMagic Common Stock held by shareholders of SoftMagic who properly exercise and perfect the dissenters' appraisal rights ("Dissenting Shares") set forth in Sections 607.1301, 607.1302 and 607.1320 of the FBCA shall not be converted pursuant to Section 2.1 but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the provisions of the FBCA. SoftMagic shall give Puma prompt notice of any demand received by SoftMagic for appraisal of SoftMagic Common Stock, and Puma shall have the right to control all negotiations and proceedings with respect to such demand. SoftMagic agrees that, except with the prior written consent of Puma or as required under the FBCA, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the provisions of the FBCA, becomes entitled to payment of the value of shares of SoftMagic Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to the provisions of the FBCA). In the event that any holder of shares of SoftMagic Common Stock fails to make an effective demand for payment or otherwise loses his or her status as a Dissenting Shareholder, Puma shall, as of the later of the Effective Time or the occurrence of such event, issue and deliver, upon surrender by such Dissenting Shareholder of its Certificate or Certificates, the shares of Puma Common Stock and any cash payment in lieu of fractional shares, in each case without interest thereon, to which such Dissenting Shareholder would have been entitled under Section 2.1 (less such Dissenting Shareholder's pro rata portion of the Escrow Shares) and the Cash Escrow.

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                                    ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SOFTMAGIC

     In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means a material adverse effect on the business, assets (including intangible assets), financial condition, prospects, or results of operations of such entity and its subsidiaries, taken as a whole.

     In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of its directors, officers, and other management level employees reasonably believed to have knowledge of such matters.

     In this Agreement, any reference to the "prospects" of SoftMagic or its business, or to SoftMagic's business "as proposed to be conducted," means such prospects or business without taking into account the effects of the Merger or any changes to SoftMagic's business that are initiated by Puma thereafter.

     As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     Except as disclosed in the disclosure schedule provided to Puma on or before the date of this Agreement (the "SoftMagic Disclosure Schedule"), SoftMagic represents and warrants to Puma as follows:

     Section 3.1 ORGANIZATION, STANDING AND POWER. Each of SoftMagic and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its properties and to carry on its business as currently being conducted and as currently proposed to be conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its operations requires such qualification, except where the failure to so qualify has not and will not have a Material Adverse Effect on SoftMagic. SoftMagic has delivered true and correct copies of the Articles of Incorporation and Bylaws of SoftMagic and each of its Subsidiaries, each as amended to date, to Puma. Neither SoftMagic nor any of its Subsidiaries is in violation of any of the provisions of its Articles of Incorporation, Bylaws or other charter documents. Except as set forth on the SoftMagic Disclosure Schedule, SoftMagic does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

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     Section 3.2    SOFTMAGIC CAPITAL STRUCTURE.

            (a) The authorized capital stock of SoftMagic consists of 200,000 shares of SoftMagic Common Stock and no shares of SoftMagic Preferred Stock. As of the date hereof, 145,919 shares of SoftMagic Common Stock and no shares of Preferred Stock are issued and outstanding and held of record by those persons set forth in Section 3.2 of the SoftMagic Disclosure Schedule. All such outstanding shares of SoftMagic Common Stock have been duly authorized, validly issued, fully paid and are nonassessable, have been issued in compliance with all applicable federal and state securities laws, and, except as set forth on the SoftMagic Disclosure Schedule, are subject to no preemptive rights or rights of first refusal created by statute, the charter documents of SoftMagic or any agreement to which SoftMagic is a party or by which it is bound.

            (b) Except as set forth in this Section 3.2 or the SoftMagic Disclosure Schedule, there are (i) no equity securities of any class of SoftMagic, or any securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance, or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights, or other commitments or agreements of any character to which SoftMagic is a party or by which it is bound obligating SoftMagic to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of SoftMagic or obligating SoftMagic to grant, extend, accelerate the vesting of, change the exercise price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on the SoftMagic Disclosure Schedule, there are no contracts, commitments or agreements relating to voting, purchase or sale of SoftMagic's capital stock (i) between or among SoftMagic and any of its shareholders or (ii) to SoftMagic's knowledge, between or among any of SoftMagic's shareholders.

     Section 3.3    AUTHORITY; REQUIRED FILINGS AND CONSENTS.

            (a) SoftMagic has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SoftMagic, subject only to the approval of the Merger by SoftMagic's shareholders under the FBCA. This Agreement and all other documents expressly required to be executed and delivered by SoftMagic hereunder, including the Certificate of Merger (collectively, the "Transaction Documents"), have been or will be duly executed and delivered by SoftMagic and constitute or will constitute the valid and binding obligations of SoftMagic, enforceable against SoftMagic in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity.

            (b) The execution and delivery by SoftMagic of this Agreement and the other Transaction Documents to which it is or will be a party do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation

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or breach of any provision of, the Articles of Incorporation or Bylaws of
SoftMagic, (ii) result in any violation or breach of or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, any note, mortgage, indenture, lease, contract or other agreement or obligation to which SoftMagic is a party or by which SoftMagic or any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SoftMagic or any of its properties or assets.

            (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to SoftMagic in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with the GCL and the filing of the Articles of Merger with the Florida Secretary of State in accordance with the FBCA, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent or materially alter or delay any of the transactions contemplated by this Agreement or has or will have a Material Adverse Effect on SoftMagic.

     Section 3.4 FINANCIAL STATEMENTS. SoftMagic has delivered to Puma (i) its compiled balance sheets and statements of operations filed with SoftMagic's federal and state tax returns for each of the years ended December 31, 1995, 1996, and 1997, and (ii) its unaudited balance sheet, for the six-month period ended June 30, 1998 (collectively, the "SoftMagic Financial Statements"). The SoftMagic Financial Statements, and all other financial statements of SoftMagic, whether or not submitted to Puma and except as otherwise disclosed to Puma, are correct in all material respects. The SoftMagic Financial Statements present fairly the financial position of SoftMagic as of the respective dates and the results of its operations and cash flows for the periods indicated.

     Section 3.5 ABSENCE OF UNDISCLOSED LIABILITIES. SoftMagic does not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, other than (i) liabilities reflected or provided for on the balance sheet as of June 30, 1998 (the "SoftMagic Balance Sheet"),
(ii) liabilities specifically described in this Agreement or the SoftMagic Disclosure Schedule, and (iii) normal or recurring liabilities incurred since June 30, 1998 in the ordinary course of business consistent with past practices.

     Section 3.6 ACCOUNTS RECEIVABLE. The accounts receivable shown on the SoftMagic Balance Sheet arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts and returns provided for in the SoftMagic Balance Sheet. The accounts receivable of SoftMagic arising after the date of the SoftMagic Balance Sheet and prior to the Closing Date arose, or will

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arise, in the ordinary course of business and have been collected or will be collectible in the book amounts thereof, less allowances for doubtful accounts and returns determined in accordance with the past practices of SoftMagic. None of such accounts receivables is subject to any claim of offset or recoupment or counterclaim, and SoftMagic has no knowledge of any specific facts that would be likely to give rise to any such claim. No amount of such accounts receivable are contingent upon the performance by SoftMagic of any obligation and no agreement for deduction or discount has been made with respect to any such accounts receivable. The amount carried for doubtful accounts and allowances disclosed in the SoftMagic Balance Sheet is sufficient to provide for any losses which may be sustained on revaluation of the accounts receivable.

     Section 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the SoftMagic Disclosure Schedule, since June 30, 1998, SoftMagic has conducted its business in the ordinary course and in a manner consistent with past practices and, since such date, SoftMagic has not:

            (a) suffered any event or occurrence that has had a Material Adverse Effect on SoftMagic;

            (b) suffered any damage, destruction or loss, whether covered by insurance or not, which in the aggregate has had a Material Adverse Effect on SoftMagic;

            (c) granted any material increase in the compensation payable or to become payable by SoftMagic to its officers or employees;

            (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition of such shares;

            (e) issued any shares of its capital stock or any warrants, rights, or options for, or entered into any commitment relating to such capital stock;

            (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates;

            (g) sold, leased, abandoned or otherwise disposed of any real property, machinery, equipment or other operating property other than in the ordinary course of business;

            (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret (including any license or disclosure of source code) or interest thereunder or other material intangible asset except for end-user license transactions entered into in the ordinary course of its business pursuant to SoftMagic's standard forms of license agreement;

            (i) entered into any material commitment or transaction (including without limitation any borrowing) other than commitments or transactions entered into in the ordinary course of business that are not reasonably likely to have a Material Adverse Effect on SoftMagic;

            (j) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except for liens for current taxes not yet due and purchase money security interests incurred in the ordinary course of business;

            (k) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $10,000, or, in the aggregate, in excess of $25,000;

            (l) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its officers, directors or shareholders or any affiliate of any of the foregoing, other than employee compensation and benefits and reimbursement of employment related business expenses incurred in the ordinary course of business;

            (m) agreed to take any action described in this Section 3.7 or which would constitute a breach of any of the representations or warranties of SoftMagic contained in this Agreement; or

            (n) except as disclosed in the SoftMagic Disclosure Schedule, taken any other action that would have required the consent of Puma pursuant to
Section 5.1 of this Agreement (and which has not been obtained) had such action occurred after the date of this Agreement.

     Section 3.8    TAXES.

            (a) For purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all material federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b) SoftMagic has accurately prepared and timely filed all returns, estimates, information statements and reports required to be filed with any taxing authority ("Returns") relating to any and all Taxes concerning or attributable to SoftMagic or its operations and such Returns are true and correct in all respects and have been completed in all respects in accordance with applicable law.

            (c) SoftMagic, as of the Closing Date, (i) will have paid all Taxes it is required to pay prior to the Closing Date and (ii) will have withheld with respect to its employees all Taxes required to be withheld.

            (d) There is no Tax deficiency outstanding or assessed or, to the knowledge of SoftMagic, proposed against SoftMagic that is not reflected as a liability on the SoftMagic Balance Sheet or set forth on the SoftMagic Disclosure Schedule, nor has SoftMagic executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (e) SoftMagic has no liabilities for unpaid Taxes that have not been accrued for or reserved on the SoftMagic Balance Sheet, whether asserted or unasserted, contingent or otherwise.

            (f) SoftMagic is not a party to any tax-sharing agreement or similar arrangement with any other party, or any contractual obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any Tax.

     Section 3.9    TANGIBLE ASSETS AND REAL PROPERTY.

            (a) SoftMagic owns or leases all tangible assets and properties which are necessary for the conduct of its business as currently conducted or which are reflected on the SoftMagic Balance Sheet or acquired since the date of the SoftMagic Balance Sheet (the "Material Tangible Assets"). The Material Tangible Assets are in good operating condition and repair. SoftMagic has good and marketable title to all Material Tangible Assets that it owns (except properties, interests in properties and assets sold or otherwise disposed of since the date of the SoftMagic Balance Sheet in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except as reflected in the SoftMagic Financial Statements and except for liens for current taxes not yet due and payable. Assuming the due execution and delivery thereof by the other parties thereto, all leases of Material Tangible Assets to which SoftMagic is a party are in full force and effect and valid, binding and enforceable in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity. The SoftMagic Disclosure Schedule sets forth a true and correct list of all such leases, and true and correct copies of all such leases have been provided to Puma.

            (b) SoftMagic owns no real property. The SoftMagic Disclosure Schedule sets forth a true and complete list of all real property leased by SoftMagic. Assuming the due execution and delivery thereof by the other parties thereto, all such real property leases are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity. True and correct copies all such of real property leases have been provided to Puma.

     Section 3.10   INTELLECTUAL PROPERTY.

            (a) SoftMagic owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks and copyrights, and any applications for and registrations of such patents, trademarks, trade names, service marks, and copyrights and all processes, formulas, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of SoftMagic as currently conducted, or as currently proposed to be conducted, free and clear of all liens, claims or encumbrances (all of which are referred to as the "SoftMagic Intellectual Property Rights"). The foregoing representation as it relates to Licensed Intellectual Property (as defined below) is limited to SoftMagic's interest pursuant to licenses from third parties, each of which is in full force and effect, is valid, binding and enforceable and grants SoftMagic such rights to such intellectual property as are necessary to the business of SoftMagic as currently conducted or currently proposed to be conducted.

            (b) The SoftMagic Disclosure Schedule contains an accurate and complete description of (i) all patents and patent applications and all trademarks, trade names, service marks and registered copyrights included in the SoftMagic Intellectual Property Rights, including the jurisdictions in which each such SoftMagic Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed,
(ii) all licenses and sublicenses, distribution agreements and other agreements to which SoftMagic is a party and pursuant to which any person is authorized to use any SoftMagic Intellectual Property Rights or has the right to manufacture, reproduce, market or exploit any product of SoftMagic (a "SoftMagic Product") or any adaptation, translation or derivative work based on any SoftMagic Product or any portion thereof, (iii) all licenses, sublicenses and other agreements to which SoftMagic is a party and pursuant to which SoftMagic is authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software ("Licensed Intellectual Property"), which is used in the manufacture of, incorporated in or forms a part of any SoftMagic Product (other than licenses for off-the-shelf software used in the conduct of SoftMagic's business), (iv) all joint development agreements to which SoftMagic is a party, and (v) all agreements with Governmental Entities or other third parties pursuant to which SoftMagic has obtained funding for research and development activities.

            (c) SoftMagic is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the SoftMagic Intellectual Property Rights or Licensed Intellectual Property.

            (d) All patents and registered trademarks, service marks and copyrights claimed by or issued to SoftMagic which relate to any SoftMagic Product are valid and subsisting. The manufacturing, marketing, licensing or sale of any SoftMagic Product does not, to the knowledge of SoftMagic, infringe any patent of any third party and does not infringe any trademark, service mark, copyright, trade secret or other proprietary right of any third party. SoftMagic
(i) has not received notice that it has been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party and (ii) has no knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any SoftMagic Intellectual Property Rights or Licensed Intellectual Property.

            (e) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any SoftMagic Product at any stage of its development (the "SoftMagic Components") were written, developed and created solely and exclusively by
(i) employees of SoftMagic without the assistance of any third party or
(ii) third parties who assigned ownership of their rights with respect thereto to SoftMagic by means of valid and enforceable agreements, which are listed and described in the SoftMagic Disclosure Schedule and copies of which have been provided to Puma. SoftMagic has at all times used commercially reasonable efforts to protect its trade secrets and has not acted in such a manner as to cause the loss of such trade secrets by their release into the public domain.

            (f) Each person currently or formerly employed by SoftMagic (including independent contractors, if any) that has or had access to confidential information of SoftMagic has executed and delivered to SoftMagic a confidentiality and non-disclosure agreement in one of the forms previously provided to Puma. Neither the execution or delivery of any such agreement by any such person, nor the carrying on of SoftMagic's business as currently conducted and as currently proposed to be conducted, has or will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a material default under, any contract, covenant or instrument under which any of such persons is obligated.

     Section 3.11 BANK ACCOUNTS. The SoftMagic Disclosure Schedule sets forth the names and locations of all banks and other financial institutions at which SoftMagic maintains accounts of any nature, the type of accounts maintained at each such institution and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     Section 3.12   CONTRACTS.

            (a) Except as set forth in the SoftMagic Disclosure Schedule, SoftMagic is not a party or subject to any agreement, obligation or commitment, written or oral:

                      (i) that calls for any fixed or contingent payment or expenditure or any related series of fixed or contingent payments or expenditures by or to SoftMagic totaling more than $10,000 in any twelve (12) month period;

                      (ii) with agents, advisors, salesmen, sales representatives, independent contractors or consultants other than those that are not cancelable by it on no more than thirty (30) days' notice and without liability, penalty or premium;

                      (iii) that restricts SoftMagic from carrying on anywhere in the world its business or any portion thereof as currently conducted;

                      (iv) to provide funds to or to make any investment in any other person or entity (in the form of a loan, capital contribution or otherwise);

                      (v) with respect to obligations as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person or entity;

                      (vi) for any line of credit, standby financing, revolving credit or other similar financing arrangement; or

                      (vii) with any distributor, original equipment manufacturer, value added remarketer or other person for the distribution of any of the SoftMagic Products.

            (b) No party to any such contract, agreement or instrument has expressed its intention to any officer of SoftMagic to cancel, withdraw, modify or amend such contract, agreement or instrument, nor does SoftMagic otherwise know of such an intention.

            (c) SoftMagic is not in default under or in breach or violation of, nor is there any valid basis for any claim of default by SoftMagic under, or breach or violation by SoftMagic of, any material contract, commitment or restriction to which SoftMagic is a party or by which SoftMagic or any of its properties or assets is bound or affected. To SoftMagic's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under, or any breach or violation by any other party of, any material contract, commitment or restriction to which SoftMagic is a party or by which SoftMagic or any of its properties or assets is bound or affected. SoftMagic has no reason to believe that it will not be able to comply with the terms or conditions of any material contract to which it is a party without a material increase in its technical or personnel resources allocated to such contract compared to the resources budgeted by SoftMagic as of the date of this Agreement or any other material increase in the cost of satisfying any covenants or conditions under such contract compared to the costs budgeted by SoftMagic as of the date of this Agreement.

     Section 3.13 LABOR DIFFICULTIES. SoftMagic is not engaged in any unfair labor practice or in violation of any applicable laws respecting employment, employment practices or terms and conditions of employment. There is no unfair labor practice complaint against SoftMagic pending or threatened before any Governmental Entity. There is no strike, labor dispute, slowdown or stoppage pending or threatened against SoftMagic. SoftMagic is not now and has never been subject to any union organizing activities. SoftMagic has not experienced any work stoppage or other labor difficulty. To SoftMagic's knowledge, (i) the consummation of the transactions contemplated by this Agreement will not have a Material Adverse Effect on its relations with SoftMagic employees and (ii) none of the SoftMagic employees intend to leave their employment, whether as a result of the transactions contemplated by this Agreement or otherwise.

     Section 3.14 TRADE REGULATION. Except as set forth in the SoftMagic Disclosure Schedule, SoftMagic has not terminated its relationship with or refused to ship SoftMagic Products to any dealer, distributor, third party marketing entity or customer which had theretofore paid or been obligated to pay SoftMagic in excess of $10,000 over any consecutive twelve (12) month period. All of the prices charged by SoftMagic in connection with the marketing or sale of any of its products or services have been in compliance with all applicable laws and regulations. No claims have been asserted or, to SoftMagic's knowledge, threatened against SoftMagic with respect to the wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising or any other material violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and, to SoftMagic's knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim.

     Section 3.15   ENVIRONMENTAL MATTERS.

            (a) As of the date hereof, except as set forth in the SoftMagic Disclosure Schedule, no material amount of any substance that has been designated by applicable law or regulation to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, excluding office, janitorial and similar substances (a "Hazardous Material"), is present as a result of the actions of SoftMagic or, to SoftMagic's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that SoftMagic has at any time owned, operated, occupied or leased. To the knowledge of SoftMagic, no underground storage tanks are present under any property that SoftMagic has at any time owned, operated, occupied or leased.

            (b) At no time has SoftMagic transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials (collectively, "Hazardous Materials Activities") in violation of any law, rule, regulation or treaty promulgated by any Governmental Entity which has had or is likely to have a Material Adverse Effect on SoftMagic.

            (c) SoftMagic currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its business as such businesses is currently being conducted, the absence of which would have a Material Adverse Effect on SoftMagic.

            (d) No action, proceeding, writ, injunction or claim is pending or, To the knowledge of SoftMagic, threatened concerning any Environmental Permit or any Hazardous Materials Activity of SoftMagic. SoftMagic is not aware of any fact or circumstance which could reasonably be expected to involve SoftMagic in any environmental litigation or impose upon SoftMagic any liability concerning Hazardous Materials Activities which would have a Material Adverse Effect on SoftMagic.

     Section 3.16   EMPLOYEE BENEFIT PLANS.

            (a) SoftMagic has set forth in the SoftMagic Disclosure Schedule (i) all employee benefit plans, (ii) all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and (iii) all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of SoftMagic (individually, a "SoftMagic Employee Plan," and collectively, the "SoftMagic Employee Plans").

            (b) With respect to each SoftMagic Employee Plan, SoftMagic has made available to Puma a true and correct copy of (i) such SoftMagic Employee Plan and (ii) each trust agreement and group annuity contract, if any, relating to such SoftMagic Employee Plan.

            (c) With respect to the SoftMagic Employee Plans, individually and in the aggregate, no event has occurred, and there exists no condition or set of circumstances in connection with which SoftMagic could be subject to any liability which would have a Material Adverse Effect on SoftMagic.

            (d) With respect to the SoftMagic Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements or books of SoftMagic which would have a Material Adverse Effect on SoftMagic .

            (e) SoftMagic is not a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of SoftMagic, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving SoftMagic of the nature contemplated by this Agreement, (iii) agreement with any officer of SoftMagic providing any term of employment or compensation guarantee or for the payment of compensation in excess of $100,000 per annum, or
(iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     Section 3.17 COMPLIANCE WITH LAWS. SoftMagic has complied with, is not in violation of, and has not received any notices of violation with respect to, any statute, law or regulation applicable to the ownership or operation of its business.

     Section 3.18 EMPLOYEES AND CONSULTANTS. The SoftMagic Disclosure Schedule contains a list of the names of all employees and consultants of SoftMagic as of the date of this Agreement and their salaries or wages, other compensation, dates of employment and positions.

     Section 3.19 LITIGATION. Except as set forth on the SoftMagic Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal or, to SoftMagic's knowledge, threatened against SoftMagic or any of its properties or officers or directors (in their capacities as such). There is no judgment, decree or order against SoftMagic or, to its knowledge, any of its directors or officers (in their capacities as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on SoftMagic. All litigation to which SoftMagic is a party (or, to its knowledge, threatened to become a party) is disclosed in the SoftMagic Disclosure Schedule.

     Section 3.20 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon SoftMagic which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of SoftMagic or the conduct of business by SoftMagic as currently conducted or as currently proposed to be conducted.

     Section 3.21 GOVERNMENTAL AUTHORIZATION. SoftMagic has obtained each governmental consent, license, permit, grant or other authorization of a Governmental Entity that is required for the operation of the business of SoftMagic (collectively, the "SoftMagic Authorizations"), and all of such SoftMagic Authorizations are in full force and effect.

     Section 3.22 INSURANCE. SoftMagic has insurance policies of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of SoftMagic. The SoftMagic Disclosure Schedule contains a list and description of all such policies. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid, and SoftMagic is otherwise in compliance with the terms of such policies. SoftMagic has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     Section 3.23   INTERESTED PARTY TRANSACTIONS.

            (a) Except as set forth on the SoftMagic Disclosure Schedule, no director, officer or shareholder of SoftMagic has any interest in (i) any equipment or other material property or asset, real or personal, tangible or intangible, including, without limitation, any of the SoftMagic Intellectual Property Rights, used in connection with or pertaining to the business of SoftMagic, (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of any of the SoftMagic Products, (iii) any entity that competes with SoftMagic, or with which SoftMagic is affiliated or has a business relationship, or (iv) any agreement, obligation or commitment, written or oral, to which SoftMagic is a party; PROVIDED, HOWEVER, that no such person shall be deemed to have such an interest solely by virtue of ownership of less than five percent (5%) of the outstanding stock or debt securities of any company whose stock or debt securities are traded on a recognized stock exchange or on the NNM.

            (b) Except as contemplated by the Transaction Documents, SoftMagic is not a party to any (i) agreement with any officer or other employee of SoftMagic the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving SoftMagic in the nature of any of the transactions contemplated by this Agreement, or
(ii) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     Section 3.24 NO EXISTING DISCUSSIONS. As of the date hereof, SoftMagic is not engaged, directly or indirectly, in any discussions or negotiations with any party other than Puma with respect to an Acquisition Proposal (as defined in Section 6.1).

     Section 3.25 REAL PROPERTY HOLDING CORPORATION. SoftMagic is not a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

     Section 3.26 CORPORATE DOCUMENTS. SoftMagic has furnished to Puma, or its representatives, for its examination (i) its minute book containing all records required to be set forth of all proceedings, consents, actions and meetings of the shareholders, the Board of Directors and any committees thereof and (ii) all permits, orders and consents issued by any Governmental Entity with respect to SoftMagic. The corporate minute books and other corporate records of SoftMagic are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction. SoftMagic has delivered to Puma or its representatives true and complete copies of all documents which are referred to in this Article III or in the SoftMagic Disclosure Schedule.

     Section 3.27 INFORMATION STATEMENT. The information supplied by SoftMagic for inclusion in the information statement to be sent to the shareholders of SoftMagic in connection with their approval of the Merger (the "Information Statement") shall not, on the date the Information Statement is first mailed to SoftMagic shareholders, and at the Effective Time, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. If any at time prior to the Effective Time any event of information should be discovered by SoftMagic which should be set forth in an amendment to the Information Statement, SoftMagic shall promptly inform Puma and Sub and shall communicate such information to the SoftMagic shareholders in an appropriate manner. Notwithstanding the foregoing, SoftMagic makes no representation, warranty or covenant with respect to any information supplied by Puma which is contained in any of the foregoing documents.

     Section 3.28 NO MISREPRESENTATION. No representation or warranty by SoftMagic in this Agreement, or any written statement, certificate or schedule furnished or to be furnished by or on behalf of SoftMagic pursuant to this Agreement, when taken together, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

                                     ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF PACIFIC AND SUB

Except as set forth in the disclosure schedule delivered by Puma to SoftMagic on or before the date of this Agreement (the "Puma Disclosure Schedule"), Puma and Sub represent and warrant to SoftMagic as follows:

     Section 4.1 ORGANIZATION. Each of Puma, Sub and Pacific's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Puma. Except as set forth in the Puma SEC Reports (as defined in Section 4.4) or the Puma Disclosure Schedule, neither Puma nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity.

     Section 4.2    PUMA CAPITAL STRUCTURE.

            (a) The authorized capital stock of Puma consists of 40,000,000 shares of Puma Common Stock and 2,000,000 shares of Preferred Stock, $.01 par value ("Puma Preferred Stock"). As of June 30, 1998: (i) 12,130,560 shares of Puma Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Puma Common Stock were held in the treasury of Puma or by Subsidiaries of Puma;
(iii) 4,750,000 shares of Puma Common Stock were reserved for issuance pursuant to stock options granted and outstanding under Pacific's stock option plans (the "Puma Option Plans"), and rights outstanding under Pacific's Employee Stock Purchase Plan (the "Puma Purchase Plan"). No material change in such capitalization has occurred between June 30, 1998 and the date of this Agreement. As of the date of this Agreement, none of the shares of Puma Preferred Stock are issued and outstanding. All shares of Puma Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of Sub are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by Puma free and clear of all security interests, liens, claims, pledges, agreements, limitations on Pacific's voting rights, charges or other encumbrances of any nature.

            (b) Except as set forth in this Section 4.2 or as reserved for future grants of options under the Puma Option Plans or the Puma Purchase Plan (as more fully described in the Puma SEC Reports), there are (i) no equity securities of any class of Puma, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights or other commitments or agreements of any character to which Puma is a party or by which it is bound obligating Puma to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed any equity securities of Puma or obligating Puma to grant, extend, accelerate the vesting of, change the exercise price of or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

            (c) The shares of Puma Common Stock to be issued pursuant to the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable.

     Section 4.3    AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

            (a) Puma and Sub have all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which they are or will be parties and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which Puma or Sub is or will be a party and the consummation of the transactions contemplated hereby and thereby will, as of the Effective Time, have been duly authorized by all necessary corporate action on the part of Puma and Sub, respectively. This Agreement and the other Transaction Documents to which Puma and/or Sub are parties have been or will be duly executed and delivered by Puma and/or Sub and constitute or will constitute the valid and binding obligations of Puma and/or Sub, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy laws and other similar laws affecting creditors' rights generally and general principles of equity.

            (b) The execution and delivery by Puma and Sub of this Agreement and the other Transaction Documents to which they are or will be parties do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Puma or Sub,
(ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under, any note, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Puma or Sub is a party or by which either of them or any of their properties or assets may be bound, or
(iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Puma or Sub or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a Material Adverse Effect on Puma.

            (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Puma or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with the GCL and the filing of the Articles of Merger with the Florida Secretary of State in accordance with the FBCA, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (iii) such other consents, authorizations, filings, approvals and registrations which, if not be reasonably likely to have a Material Adverse Effect on Puma.

     Section 4.4    SEC FILINGS; FINANCIAL STATEMENTS.

            (a) Puma has timely filed and made available to SoftMagic all forms, reports and documents required to be filed by Puma with the Securities and Exchange Commission (the "SEC") since December 4, 1996 other than registration statements on Form S-8 (collectively, the "Puma SEC Reports"). The Puma SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Puma SEC Reports or necessary in order to make the statements in such Puma SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Pacific's Subsidiaries is required to file any forms, reports or other documents with the SEC.

            (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Puma SEC Reports, including any Puma SEC Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and presented fairly or will present fairly, in all material respects, the consolidated financial position of Puma and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited consolidated balance sheet of Puma as of April 30, 1998 is referred to herein as the "Puma Balance Sheet."

     Section 4.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since April 30, 1998, there has been no material adverse change in the business, assets, financial condition or results of operations of Puma, and Puma has conducted its business in the ordinary course and in a manner consistent with past practices. Since April 30, 1998, Puma has not agreed to take any action outside the ordinary course of business or that would constitute a breach of any of the representations or warranties of Puma contained in this Agreement.

     Section 4.6 INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                                     ARTICLE V

                                CONDUCT OF BUSINESS

     Section 5.1 COVENANTS OF SOFTMAGIC. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, SoftMagic agrees (except to the extent that Puma shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due (subject to good faith disputes with respect to such obligations), and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees (except in the case of pending terminations of officers or key employees as to which Puma has been notified by SoftMagic as of the date hereof, or as to which Puma has notified SoftMagic prior to the Closing Date as to its intention to terminate such person) and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. SoftMagic shall promptly notify Puma of any event or occurrence not in the ordinary course of business of SoftMagic where such event or occurrence would result in a breach of any covenant of SoftMagic set forth in this Agreement or cause any representation or warranty of SoftMagic set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence. Except as expressly contemplated by this Agreement, SoftMagic shall not, without the prior written consent of Puma:

            (a) Grant or accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of SoftMagic or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

            (b) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the SoftMagic Intellectual Property Rights other than end-user license agreements entered into pursuant to SoftMagic's standard form of end-user license agreement;

            (c) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

            (d) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of SoftMagic Common Stock to Jay Cohan pursuant to a written agreement with SoftMagic that has been approved by Puma, which approval shall not be unreasonably withheld;

            (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets;

            (f) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of SoftMagic, except for transactions entered into in the ordinary course of business;

            (g) Take any action to (i) increase or agree to increase the compensation payable or to become payable to its officers or employees,
(ii) grant any additional severance or
termination pay to, or enter into any employment or severance agreements with, officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any non-officer employee, except in accordance with past practices, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

            (h) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business;

            (i) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred under outstanding lines of credit consistent with past practice;

            (j) Amend or propose to amend its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement;

            (k) Incur or commit to incur any individual capital expenditure in excess of $10,000 or aggregate capital expenditures in excess of $25,000, in addition to the existing commitments set forth in the SoftMagic Disclosure Schedule;

            (l) Enter into any agreements or amendments to existing agreements pursuant to which any third party is granted exclusive marketing or distribution rights with respect to any SoftMagic Product;

            (m) Amend or terminate any contract, agreement or license to which it is a party, except in the ordinary course of business;

            (n) Waive or release any material right or claim, except in the ordinary course of business;

            (o)       Initiate any litigation or arbitration proceeding; or

            (p) Take or agree to take, in writing or otherwise, any of the actions described in paragraphs (a) through (p) above, or any action which is reasonably likely to make any of SoftMagic's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

     Section 5.2 COVENANTS OF PUMA. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Puma agrees (except to the extent that SoftMagic shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. Puma shall promptly notify SoftMagic of any event or occurrence not in the ordinary course of business of Puma where such event or occurrence would result in a breach of any covenant of Puma set forth in this Agreement or cause any representation or warranty of Puma set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence.

     Section 5.3 COOPERATION. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Puma and SoftMagic shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby.

                                     ARTICLE VI

                               ADDITIONAL AGREEMENTS

     Section 6.1    NO SOLICITATION.

            (a) During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, SoftMagic shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving SoftMagic, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal.

            (b)       SoftMagic shall notify Puma no later than twenty-four
(24) hours after receipt by an officer of SoftMagic (or by any of SoftMagic's advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of SoftMagic by any person or entity that informs SoftMagic that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

     Section 6.2    REGISTRATION RIGHTS.

            (a) Puma shall use all reasonable efforts to cause the shares of Puma Common Stock issued in the Merger, other than the Escrow Shares (the "Registrable Securities"), to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall use all reasonable efforts to prepare and file with the SEC within forty-five (45) days following the Closing, and shall use all reasonable efforts to cause to become effective no later than ninety (90) days after the Effective Time, a registration statement (the "Registration Statement") on Form S-3 or on such other form as is then available under the Securities Act covering the Registrable Securities; PROVIDED, HOWEVER, that each holder of Registrable Securities ("Holder") shall provide all such information and materials to Puma and take all such action as may be required in order to permit Puma to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Registration Statement. Such provision of information and materials is a condition precedent to the obligations of Puma pursuant to this
Section 6.2. Puma shall not be required to effect more than one (1) registration under this Section 6.2. The offering made pursuant to such registration shall not be underwritten.

            (b) Notwithstanding Section 6.2(a), Puma shall be entitled to postpone the declaration of effectiveness of the Registration Statement prepared and filed pursuant to Section 6.2(a) for a reasonable period of time up to forty-five (45) calendar days after the deadline therefore set forth in
Section 6.2(a), if the Board of Directors of Puma, acting in good faith, determines that there exists material nonpublic information about Puma which the Board does not wish to disclose in a registration statement, which information would otherwise be required by the Securities Act to be disclosed in the Registration Statement to be filed pursuant to Section 6.2(a) above. Puma shall have the right to extend such forty-five (45)-day postponement upon the written consent of the Shareholder Representative (as defined in Section 9.6 hereof); PROVIDED, HOWEVER, that Puma will use all reasonable efforts to limit the extension to as short a period as possible. In each case, Puma shall furnish the Shareholder Representative with a written notice summarizing in reasonable detail the material nonpublic information upon which the postponement or extension of such postponement is based, which information the Shareholder Representative shall treat as confidential.

            (c) Subject to the limitations of Section 6.2(b) above, Puma shall (i) prepare and file with the SEC within forty-five (45) days after the Effective Time the Registration Statement in accordance with Section 6.2(a) hereof with respect to the shares of Registrable Securities and shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after filing and to keep the Registration Statement effective until one (1) year after the Effective Time; and (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in the Registration Statement until one (1) year after the Effective Time, (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while Puma shall be required under the provisions hereof to cause the Registration Statement to remain current.

            (d) Notwithstanding any other provision of this Section 6.2 but subject to Section 6.2(e), Puma shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Securities whenever, and for so long as, in the reasonable judgment of Puma in good faith after consultation with counsel, there is or may be in existence material undisclosed information or events with respect to Puma (the "Suspension Right"). In the event Puma exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not materially detrimental to Puma and its stockholders or until such time as the information or event is no longer material, each as determined in good faith by Puma after consultation with counsel. Puma will promptly give the Shareholder Representative notice of any such suspension, summarizing in reasonable detail the information or events on which such suspension is based, PROVIDED that the Shareholder Representative shall maintain the confidentiality of the contents of such summary. Puma will use all reasonable efforts to limit the length of the suspension to thirty (30) calendar days or less. Puma agrees to notify the Shareholder Representative promptly upon termination of the suspension.

            (e) If any Holder shall propose to sell any Registrable Securities pursuant to the Registration Statement, it shall notify the Chief Financial Officer of Puma of its intent to do so (including the proposed manner and timing of all sales) at least two (2) full trading days prior to such sale, and the provision of such notice to Puma shall conclusively be deemed to reestablish and reconfirm an agreement by such Holder to comply with the registration provisions set forth in this Agreement. Unless otherwise specified in such notice, such notice shall be deemed to constitute a representation that any information previously supplied by such Holder expressly for inclusion in the Registration Statement (as such information may have been superseded by information provided subsequently) is accurate as of the date of such notice. At any time within such two-trading-day period, Puma may refuse to permit the Holder to resell any Registrable Securities pursuant to the Registration Statement; PROVIDED, HOWEVER, that in order to exercise this right, Puma must deliver a certificate in writing to the Holder to the effect that a delay in such sale is necessary because a sale pursuant to the Registration Statement in its then current form without the addition of material, non-public information about Puma could constitute a violation of the federal securities laws. Notwithstanding the foregoing, Puma will ensure that in any event the Holders shall have at least twenty (20) trading days (prorated for partial quarters) available to sell Registrable Securities during each calendar quarter (or portion thereof) after the effectiveness of the Registration Statement until the first anniversary of the Effective Time. For any offer or sale of any of the Registrable Securities by a Holder in a transaction that is not exempt under the Securities Act, the Holder, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (or amendment of or supplement to such prospectus) of Puma covering the Registrable Securities in the form furnished to the Holder by Puma to the purchaser of any of the Registrable Securities on or before the settlement date for the purchase of such Registrable Securities.

            (f) Puma will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any registration, qualification or compliance effected pursuant to this Section 6.2, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or any alleged violation by Puma of any rule or regulation promulgated under the Securities Act or the Exchange Act in connection with any such registration, qualification or compliance, and Puma will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that Puma will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Puma by such Holder or controlling person and specifically for use therein.

            (g) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify Puma, each of its directors and officers, each person who controls Puma within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Puma, such other Holders, directors, officers, persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Puma by such Holder specifically for use therein.

            (h)       Each party entitled to indemnification under
Section 6.2(f) or 6.2(g) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the

Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to differing or potentially differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under Section 6.2(f) or 6.2(g) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            (i) Puma shall pay all of the out-of-pocket expenses, other than underwriting discounts and commissions, if any, incurred in connection with any registration of Registrable Securities pursuant to this Section 6.2, including, without limitation, all registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Pacific's outside counsel and independent accountants.

     Section 6.3 CONSENTS. Each of Puma and SoftMagic shall use all reasonable efforts to obtain all necessary consents, waivers and approvals under any of Pacific's or SoftMagic's material agreements, contracts, licenses or leases as may be necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement.

     Section 6.4 ACCESS TO INFORMATION. Upon reasonable notice, SoftMagic shall afford to the officers, employees, accountants, counsel and other representatives of Puma, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, SoftMagic shall furnish promptly to Puma or its representatives all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will treat any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement dated March 16, 1998 (the "Confidentiality Agreement") between Puma and SoftMagic, which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. No information or knowledge obtained in any investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     Section 6.5 INFORMATION STATEMENT; OTHER FILINGS; BOARD RECOMMENDATIONS. Promptly after the execution of this Agreement, SoftMagic and Puma will prepare the Information Statement, and SoftMagic will use its best efforts to distribute the Information Statement to the shareholders of SoftMagic within three (3) business days after such execution. As promptly as practicable after the date of this Agreement, SoftMagic and Puma will prepare and file any other filings required under the Exchange Act, the Securities
Act or any other federal, foreign or state securities or blue sky laws relating to the Merger and the transactions contemplated by this Agreement
(the "Other Filings"). The Information Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder, including Regulation D promulgated under the Securities Act. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Information Statement or any Other Filing, SoftMagic or Puma, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to shareholders of SoftMagic, such amendment or supplement. The material submitted to SoftMagic's shareholders for purposes of soliciting such shareholders' consents to the Merger shall be subject to review and approval by Puma and include information regarding SoftMagic, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of SoftMagic in favor of the Merger and this Agreement.

     Section 6.6 LEGAL CONDITIONS TO MERGER. Each of Puma, Sub and SoftMagic will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them or any of their Subsidiaries in connection with the Merger. Each of Puma and SoftMagic will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other third party, required to be obtained or made by SoftMagic, Puma or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement and to enable the Closing to occur no later than July 31, 1998, but in any event as promptly as practicable.

     Section 6.7 PUBLIC DISCLOSURE. Puma and SoftMagic shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by the rules of the NNM.

     Section 6.8 TAX-FREE REORGANIZATION. Puma and SoftMagic shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

     Section 6.9 IDENTIFICATION OF AFFILIATES. Concurrent with the execution and delivery of this Agreement, Puma and SoftMagic will provide each other with a list of those persons who are, in Pacific's or SoftMagic's respective reasonable judgment, "affiliates" of Puma or SoftMagic, respectively, within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145"). (Each such person who is an "affiliate" of Puma or SoftMagic within the meaning of Rule 145 is referred to herein as an "Affiliate.") Puma and SoftMagic shall provide each other such information and documents as SoftMagic or Puma shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date.

     Section 6.10 EMPLOYEE BENEFITS; STOCK OPTIONS. Puma agrees that it will provide benefits to former SoftMagic employees hired by Puma following the Effective Time that are substantially similar to the benefits currently provided to similarly situated employees of Puma. From and after the Effective Time, Puma shall also grant to such employees credit for all service (to the same extent service with Puma is taken into account with respect to similarly situated employees of Puma) with SoftMagic prior to the Effective Time for purposes of vacation accrual after the Effective Time as if such service with SoftMagic was service with Puma. Puma shall take all corporate action necessary to issue incentive stock options (to the extent such options qualify as such for tax purposes) to purchase an aggregate of 275,000 shares of Puma Common Stock under the Puma Amended and Restated 1993 Stock Option Plan (the "Options") according to the following schedule: (i) 55,000 shares to be granted to Jay Cohan; (ii) 198,000 shares to be granted to Andre Sant'Anna; and (iii) 22,000 shares to be granted at the discretion of Messrs. Cohan and Sant'Anna to SoftMagic employees retained by Puma following the Effective Time, subject to the reasonable approval of the President of Puma. The Options shall be granted on the first trading day of the first month following the Effective Time (the "Grant Date") and shall have an exercise price equal to the closing price of Puma Common Stock on the Grant Date as reported on the Nasdaq National Market.

     Section 6.11 BROKERS OR FINDERS. Each of Puma and SoftMagic represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     Section 6.12 ADDITIONAL AGREEMENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     Section 6.13 EXPENSES. The parties shall each pay their own legal, accounting and financial advisory fees and other out-of-pocket expenses related to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated. In the event the Merger is consummated, legal, accounting and financial advisory fees and expenses and other out-of-pocket expenses incurred by SoftMagic relating to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated, shall be borne by Puma.

     Section 6.14 VOTING AGREEMENTS. Concurrently with the execution and delivery of this Agreement, SoftMagic will cause the persons and entities listed on Schedule 6.14 to execute Voting Agreements in the form attached hereto as EXHIBIT B agreeing, among other things, to vote in favor of the Merger.

     Section 6.15 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. SoftMagic shall use reasonable efforts to assist Puma in causing Andre Sant'Anna and Jay Cohan to enter into an Employment and Noncompetition Agreement (as defined in Section 7.2(g)).

     Section 6.16 SUBLEASE AGREEMENT. SoftMagic shall use its best efforts to cause the Sublease Agreement bewteen SoftMagic and Purity Wholesale Grocers, Inc. dated April 20, 1998 to be terminated or the obligations thereunder to be assigned to a third party.

     Section 6.17 UPDATING SCHEDULES. After execution of this Agreement and prior to the Effective Time, each of SoftMagic and Puma will promptly supplement or amend their respective Disclosure Schedules to reflect any matter that, if existing, occurring or known on the date set forth or discussed in such Disclosure Schedules, should have been so disclosed, or which is necessary to correct any information in such Disclosure Schedules which was or has been rendered inaccurate thereby; PROVIDED, HOWEVER, that for the purpose of determining the rights and obligations of the parties under this Agreement, any such supplemental or amended disclosure by either party shall not be deemed to have been disclosed as of the date hereof or to constitute part of or an amendment or supplement to such party's Disclosure Schedule or to cure any breach or inaccuracy of a representation or warranty unless so agreed to in writing by the other party, which agreement shall not be unreasonably withheld if such supplemental or amended disclosure is not reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect on the party making such disclosure.

                                     ARTICLE VII

                                 CONDITIONS TO MERGER

     Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

            (a) This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of the requisite number of outstanding shares of SoftMagic Common Stock.

            (b) All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to obtain or comply with would be reasonably likely to have a Material Adverse Effect on Puma or SoftMagic or a Material Adverse Effect on the consummation of the transactions contemplated hereby, shall have been filed, occurred or been obtained.

            (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Pacific's conduct or operation of the business of Puma or SoftMagic after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

     Section 7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PUMA AND SUB. The obligations of Puma and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Puma and Sub:

            (a) The representations and warranties of SoftMagic set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement, (ii) that representations and warranties which specifically relate to a particular date or period shall be true and correct as of such date and for such period, and (iii) where the failure of any such representation or warranty to be true and correct on and as of the Closing Date, individually and in the aggregate, would not be reasonably likely to have a Material Adverse Effect on SoftMagic, or a material adverse effect upon the consummation of the transactions contemplated hereby; and Puma shall have received a certificate to such effect signed on behalf of SoftMagic by the chief executive officer of SoftMagic.

            (b) SoftMagic shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Puma shall have received a certificate to such effect signed on behalf of SoftMagic by the chief executive officer of SoftMagic.

            (c) Puma shall have received from SoftMagic written evidence that the execution, delivery and performance of SoftMagic's obligations under this Agreement have been duly and validly approved and authorized by the Board of Directors and the shareholders of SoftMagic.

            (d) Puma shall have received all permits and other authorizations required under applicable state blue sky laws for the issuance of shares of Puma Common Stock pursuant to the Merger.

            (e) Puma shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the material contracts of SoftMagic.

            (f) Puma shall have received from each of the Affiliates of SoftMagic an executed Affiliate Agreement.

            (g) Andre Sant'Anna and Jay Cohan shall have entered into Employment and Noncompetition Agreements in the form of EXHIBIT C hereto ("Employment and Noncompetition Agreements").

            (h) Jennifer Creek Sant'Anna shall have entered into a Consulting Agreement in the form of EXHIBIT D hereto.

            (i) Puma shall have received a legal opinion from Bowditch & Dewey, LLP, Massachusetts counsel to SoftMagic, in form and substance reasonably satisfactory to Puma.

            (j) The Escrow Agreement shall have been executed and delivered by the Shareholder Representative and the Escrow Agent.

            (k) Puma shall have been furnished with evidence satisfactory to it of the payment or forgiveness of any debt related to any loans from each of Andre Sant'Anna and Jay Cohan to SoftMagic.

            (l) Puma shall have received from Malcolm Keller Buyer III a full release in form and substance satisfactory to Puma, regarding any and all claims of Mr. Buyer to securities of SoftMagic.

            (m) This Agreement and the Merger shall have been approved and adopted by the Board of Directors of Puma and the Board of Directors of SoftMagic.

            (n) Puma shall have satisfactorily completed, in its reasonable discretion, its business, financial and legal due diligence of SoftMagic.

     Section 7.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF SOFTMAGIC. The obligation of SoftMagic to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by SoftMagic:

            (a) The representations and warranties of Puma and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except (i) changes contemplated by this Agreement and (ii) where the failure to be true and correct would not be reasonably likely to have a Material Adverse Effect on Puma and its Subsidiaries, taken as a whole, or a Material Adverse Effect upon the consummation of the transactions contemplated hereby; and SoftMagic shall have received a certificate to such effect signed on behalf of Puma by the chief financial officer of Puma.

            (b) Puma and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and SoftMagic shall have received a certificate to such effect signed on behalf of Puma by the chief financial officer of Puma.

            (c) SoftMagic shall have received from Puma and Sub written evidence that the execution, delivery and performance of Pacific's and Sub's obligations under this Agreement have been duly and validly approved and authorized by the Boards of Directors of Puma and Sub.

            (d) The Escrow Agreement shall have been executed and delivered by Puma and the Escrow Agent.

            (e) SoftMagic shall have received a written legal opinion from Gary Cary Ware & Freidenrich LLP, counsel to Puma, in form and substance reasonably satisfactory to SoftMagic.

            (f) Puma shall have entered into the Employment and Noncompetition Agreements with Andre Sant'Anna and Jay Cohan.

                                     ARTICLE VIII

                              TERMINATION AND AMENDMENT

     Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(g), by written notice by the terminating party to the other party):

            (a)       by the mutual written consent of Puma and SoftMagic;

            (b) by either Puma or SoftMagic if the Merger shall not have been consummated by July 31, 1998 (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

            (c) by either Puma or SoftMagic if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under Section 6.6 of this Agreement;

            (d) by Puma if the Board of Directors of SoftMagic shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Puma or shall have publicly announced or disclosed to any third party its intention to do any of the foregoing;

            (e) by Puma if the shareholders of SoftMagic shall fail to approve this Agreement and the Merger;

            (f) by Puma or SoftMagic, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in Section 7.2(a) or (b) (in the case of termination by Puma) or 7.3(a) or
(b) (in the case of termination by SoftMagic) not to be satisfied and (ii) shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from the other party.

     Section 8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, there shall be no liability or obligation on the part of Puma, SoftMagic, Sub or their respective officers, directors, stockholders or Affiliates, except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided that the provisions of Sections 6.7, 6.11 and 6.13 of this Agreement and the confidentiality provisions set forth herein shall remain in full force and effect and survive any termination of this Agreement.

     Section 8.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of SoftMagic, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                      ARTICLE IX

                              ESCROW AND INDEMNIFICATION

     Section 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. If the Merger occurs, all of the representations and warranties contained in this Agreement shall survive the Closing Date (except that representations and warranties that specifically relate to a particular date or period shall be true and correct as of such date and for such period) and shall continue in full force and effect until the date of the first anniversary of the Closing Date (the "Termination Date"), except as to representations and warranties of a nature such that a breach should be discovered during the first audit of combined operations, which representations and warranties will survive only until the release of the audited results of such combined operations.

     Section 9.2    INDEMNIFICATION BY SOFTMAGIC SHAREHOLDERS.

            (a) Subject to the terms and conditions contained herein, each of the shareholders of SoftMagic shall indemnify, defend and hold harmless Puma, its officers, directors, employees and attorneys, all Subsidiaries and Affiliates of Puma, and the respective officers, directors, employees and attorneys of such entities (all such persons and entities being collectively referred to as the "Puma Group") from, against, for and in respect of any and all losses, damages, costs and expenses (including reasonable legal fees and expenses) which any member of the Puma Group may sustain or incur which are caused by or arise out of (i) any inaccuracy in or breach of any of the representations, warranties or covenants made by SoftMagic in this Agreement, including the SoftMagic Disclosure Schedule, or (ii) any breach by the shareholders of SoftMagic or the Shareholder Representative of this Article IX or the Escrow Agreement (collectively, "Puma Losses"). References to shareholders of SoftMagic, SoftMagic shareholders or words of similar import in this Article IX shall be deemed to be references to the persons who were shareholders of SoftMagic immediately prior to the Effective Time.

            (b) No shareholder of SoftMagic shall be required to indemnify any member of the Puma Group for any Puma Losses until and only to the extent that the aggregate amount of all Puma Losses under all claims shall exceed $25,000 (the "Floor"), and further, no shareholder of SoftMagic shall be liable for any individual Puma Loss that is less than $5,000 (a "DE MINIMIS Claim"). Except as specifically provided in Section 9.2(d), the maximum aggregate liability of the shareholders of SoftMagic pursuant to Section 9.2(a) shall in no event exceed the value of the Escrow Fund, as determined pursuant to
Section 2 of the Escrow Agreement.

            (c) The obligation of the shareholders of SoftMagic to indemnify members of the Puma Group for a Puma Loss under this Article IX is subject to the condition that the Shareholder Representative shall have received written notice of an Indemnification Claim (as defined in Section 9.3 hereof) for such Puma Loss on or before the Termination Date.

            (d) The provisions of Section 9.2(b) and (c) above and 9.6 below shall not limit, in any manner, any remedy at law or in equity to which any member of the Puma Group shall be entitled against SoftMagic or any shareholder of SoftMagic as a result of willful fraud or intentional misrepresentation by SoftMagic, any shareholder of SoftMagic or any of their respective representatives.

            (e) Except as set forth in Section 9.2(d), each shareholder of SoftMagic shall be liable for Puma Losses only to the extent of such shareholder's Proportionate Interest (as defined in the Escrow Agreement) in the aggregate Escrow Fund.

     Section 9.3    PROCEDURES FOR INDEMNIFICATION.

            (a) As used in this Article IX, the term "Indemnitee" means the member or members of the Puma Group seeking indemnification hereunder.

            (b)       A claim for indemnification hereunder (an
"Indemnification Claim") shall be made by Indemnitee by delivery of a written notice to the Shareholder Representative and the

Escrow Agent requesting indemnification and specifying the basis on which indemnification is sought in reasonable detail (and shall include relevant documentation related to the Indemnification Claim), the amount of the asserted Puma Losses and, in the case of a Third Party Claim (as defined in Section 9.4), containing (by attachment or otherwise) such other information as Indemnitee shall have concerning such Third Party Claim.

            (c) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 9.4 hereof shall be observed by Indemnitee and the Shareholder Representative.

            (d) The Escrow Agent will not release any Escrow Shares or Cash Escrow held in the Escrow Account pursuant to an Indemnification until such Indemnification Claim has been resolved in accordance with Section 9.6 below.

     Section 9.4 DEFENSE OF THIRD PARTY CLAIMS. Should any claim be made or suit or proceeding be instituted against an Indemnitee which, if prosecuted successfully, would be a matter for which such Indemnitee is entitled to indemnification under this Article IX (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

            (a) Indemnitee shall give the Shareholder Representative and the Escrow Agent written notice of any such Third Party Claim promptly after receipt by Indemnitee of notice thereof, and the Shareholder Representative may, subject to the prior written consent of Puma, undertake control of the defense thereof by counsel of its own choosing reasonably acceptable to Indemnitee. Indemnitee may participate in the defense through its own counsel at its own expense. If, however, the Shareholder Representative fails or refuses to undertake the defense of such Third Party Claim within fifteen (15) days after written notice of such claim has been delivered to the Shareholder Representative by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and, subject to Section 9.5, settlement of such Third Party Claim with counsel of its own choosing. In the circumstances described in the preceding sentence, Indemnitee shall, promptly upon its assumption of the defense of such Third Party Claim, make an Indemnification Claim as specified in Section 9.3(b), which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein. Failure of Indemnitee to furnish written notice to the Shareholder Representative or the Escrow Agent of a Third Party Claim shall not release the shareholders of SoftMagic from their obligations hereunder, except to the extent they are prejudiced by such failure.

            (b) Indemnitee and the Shareholder Representative shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of Indemnitee as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witness in any proceeding relating to such claim.

            (c) Unless the Shareholder Representative has failed to fulfill its obligations under this Article IX, no settlement by Indemnitee of a Third Party Claim shall be made without the prior written consent by or on behalf of the Shareholder Representative, which consent shall not be unreasonably withheld or delayed. If the Shareholder Representative has assumed the defense of a Third Party Claim as contemplated by this
Section 9.4, no settlement of such Third Party Claim may be made by the Shareholder Representative without the prior written consent by or on behalf of Indemnitee, which consent shall not be unreasonably withheld or delayed.

     Section 9.5    MANNER OF INDEMNIFICATION.

            (a) To provide a fund against which members of the Puma Group may assert claims of indemnification under this Article IX, the Escrow Shares and the Cash Escrow shall be withheld and deposited into Escrow pursuant to the Escrow Agreement in accordance with the provisions of Section 2.3 hereof. The Escrow Shares and the Cash Escrow so deposited shall be held and distributed in accordance with the Escrow Agreement.

            (b) Each claim for indemnification asserted against the shareholders of SoftMagic pursuant to this Article IX shall be made only in accordance with the Escrow Agreement, subject to the provisions of
Section 9.2(d) hereof.

     Section 9.6 SHAREHOLDER REPRESENTATIVE. For purposes of this Agreement the shareholders of SoftMagic, without any further action on the part of any such shareholder, shall be deemed to have consented to the appointment of Jennifer Creek Sant'Anna as the representative of such shareholders (the "Shareholder Representative"), as the attorney-in-fact for and on behalf of each such shareholder, and the taking by the Shareholder Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement, including, without limitation, the exercise of the power to (i) execute the Escrow Agreement, (ii) authorize delivery to Puma of the Escrow Shares, or any portion thereof, in satisfaction of Indemnification Claims, (iii) agree to, negotiate, enter into settlements and compromises of and comply with orders of courts and awards of arbitrators with respect to such Indemnification Claims, (iv) resolve any Indemnification Claims, and (v) take all actions necessary in the judgment of the Shareholder Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the Escrow Agreement. Accordingly, the Shareholder Representative has unlimited authority and power to act on behalf of each shareholder of SoftMagic with respect to this Agreement and the Escrow Agreement and the disposition, settlement or other handling of all Indemnification Claims, rights or obligations arising from and taken pursuant to this Agreement. The shareholders of SoftMagic will be bound by all actions taken by the Shareholder Representative in connection with this Agreement, and Puma shall be entitled to rely on any action or decision of the Shareholder Representative. The Shareholder Representative will incur no liability with respect to any action taken or suffered by him in reliance upon any notice, direction, instruction, consent, statement or other document believed by him to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except his own willful misconduct, bad faith or gross negligence. In all questions arising under this Agreement or the Escrow Agreement, the Shareholder Representative may rely on the advice of counsel, and the Shareholder Representative will not be liable to anyone for anything done, omitted or suffered in good faith by the Shareholder Representative based on such advice. The Shareholder Representative will not be required to take any action involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to him. At any time during the term of the Escrow Agreement, holders of a majority of the Escrow Shares can appoint a new Shareholder Representative by written consent by sending notice and a copy of the written consent appointing such new Shareholder Representative signed by holders of a majority of the Escrow Shares to Puma and the Escrow Agent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Puma and the Escrow Agent.

                                    ARTICLE X

                                GENERAL PROVISIONS

     Section 10.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or within seventy-two (72) hours after being mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)     if to Puma, to:

                        Puma Technology, Inc.
                        2550 North First Street, Suite 500
                        San Jose, CA  95131
                        Attention:  President
                        Fax:    (408) 321-3886
                        Tel:    (408) 321-7650

                        with a copy to:

                        Gray Cary Ware & Freidenrich LLP
                        400 Hamilton Avenue
                        Palo Alto, CA 94301
                        Attention: Eric J. Lapp, Esq.
                        Fax:    (650) 327-3699
                        Tel:    (650) 328-6561

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

            (b)     if to SoftMagic, to

                        SoftMagic Corp.
                        6413 Congress Avenue, Suite 230
                        Boca Raton, FL  33487
                        Attention: President
                        Fax:    (561) 995-8921
                        Tel:    (561) 995-8920

                        with a copy to:

                        Bowditch & Dewey, LLP
                        311 Main Street
                        Worcester, MA  01608
                        Attention:  Susan Rayne, Esq.
                        Fax:    (508) 756-7636
                        Tel:    (508) 791-3511

            (c)     if to the Shareholder Representative, to

                        Jennifer Creek Sant'Anna
                        SoftMagic Corp.
                        6413 Congress Avenue, Suite 230
                        Boca Raton, FL  33487
                        Fax:    (561) 995-8921
                        Tel:    (561) 995-8920

                        with a copy to:

                        Bowditch & Dewey, LLP
                        311 Main Street
                        Worcester, MA  01608
                        Attention:  Susan Rayne, Esq.
                        Fax:    (508) 756-7636
                        Tel:    (508) 791-3511

     Section 10.2 INTERPRETATION. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to July 27, 1998. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original as against any party whose signature appears on such counterpart and all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 10.4 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     Section 10.5 ENTIRE AGREEMENT. This Agreement (including the schedules and exhibits hereto and the other documents delivered pursuant hereto) constitutes the entire agreement among the parties concerning the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

     Section 10.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable conflicts of law principles.

     Section 10.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 10.8 THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under, or by reason of this Agreement, except that (i) the persons who are shareholders of SoftMagic immediately prior to the Effective Time (and their successors and assigns) are express intended third party beneficiaries of Articles I and II, Section 6.9 and Article IX, (ii) the persons who hold SoftMagic Options immediately prior to the Effective Time (and their lawful successors and assigns) are express intended third party beneficiaries of
Section 6.12, (iii) each of the foregoing persons is an express intended third party beneficiary of Section 6.11 and, to the extent relevant to any of the foregoing, Article X and as such are entitled to rely on the provisions hereof as if a party hereto.

     IN WITNESS WHEREOF, Puma, Sub and SoftMagic have caused this Agreement to be signed by their respective officers thereunto duly authorized, and the Shareholder Representative has signed this Agreement, as of the date first written above.

PUMA TECHNOLOGY, INC.              PACIFICTECH ACQUISITION CORPORATION



By: /s/ M. Bruce Nakao             By: /s/ M. Bruce Nakao
   -------------------------          -------------------------------
Title: Sr. VP, CFO                 Title: President



SHAREHOLDER REPRESENTATIVE         SOFTMAGIC CORP.


/s/ Jennifer Creek Sant'Anna       By: /s/ Andre Sant'Anna
----------------------------          -------------------------------
Jennifer Creek Sant'Anna           Title: President

LIST OF SCHEDULES AND EXHIBITS TO AGREEMENT AND PLAN OF REORGANIZATION

SoftMagic Disclosure Schedule
Schedule 2.3                     Cash Consideration Schedule
Schedule 6.14                    SoftMagic Employees Executing Voting Agreement
Exhibit A                        Form of Escrow Agreement
Exhibit B                        Form of Voting Agreement
Exhibit C                        Form of Employment and Noncompetition Agreement
Exhibit D                        Form of Consulting Agreement